EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated December 26, 2008 relating to the balance sheet of IceWEB, Inc. at September 30, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the years ended September 30, 2008 and 2007. We also consent to the reference to our firm under the caption “Experts” in the prospectus.

/s/ SHERB & CO., LLP

Certified Public Accountants

Boca Raton, Florida

February 20, 2009